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                                                EXHIBIT 23.1(h)


                    INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Advanced Communications Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Advanced Communications Group, Inc. of our report dated
October 2, 1997, relating to the balance sheets of Great Western Directories, Inc. as of January 31, 1996 and December 31, 1996, and the related statements of operations and cash flows for the years ended January 31, 1995 and 1996, and December 31, 1996, and the related statements of stockholders' equity for the years ended January 31, 1995 and 1996 and the eleven months ended December 31, 1996, which report appears in the Advanced Communications Group, Inc.'s Annual Report on Form 10-K dated March 30, 1998, and filed with the Commission on March 31, 1998, as amended by the Company's Annual Report on Form 10-K/A dated April 30, 1998 and filed with the Commission on April 30, 1998.


/s/ KPMG LLP




St. Louis, Missouri
January 27, 1999